Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sysco Corporation 2009 Non-Employee Directors Stock Plan of our reports dated August 25, 2009, with respect to the consolidated financial statements of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended June 27, 2009, and the effectiveness of internal control over financial reporting of Sysco Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
November 18, 2009